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                     INTERCREDITOR AGREEMENT

                           Dated as of

                           May 20, 1996

                              AMONG

                    WILMINGTON TRUST COMPANY,
                  not in its individual capacity
                 but solely as Trustee under the
         Continental Airlines Pass Through Trust 1996-2A,
         Continental Airlines Pass Through Trust 1996-2B,
         Continental Airlines Pass Through Trust 1996-2C
                               and
         Continental Airlines Pass Through Trust 1996-2D

               De NATIONALE INVESTERINGSBANK N.V.,
                  as Class A Liquidity Provider,

               De NATIONALE INVESTERINGSBANK N.V.,
                  as Class B Liquidity Provider,

               De NATIONALE INVESTERINGSBANK N.V.,
                  as Class C Liquidity Provider,

                               AND

                    WILMINGTON TRUST COMPANY,

              not in its individual capacity except
                as expressly set forth herein but
            solely as Subordination Agent and Trustee
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




                          TABLE OF CONTENTS



                              ARTICLE I


                             DEFINITIONS

SECTION 1.1.  Definitions..................................................2


                             ARTICLE II


                  TRUST ACCOUNTS; CONTROLLING PARTY

SECTION 2.1.  Agreement to Terms of Subordination; Payments from Monies
              Received Only................................................21
SECTION 2.2.  Trust Accounts...............................................22
SECTION 2.3.  Deposits to the Collection Account and Special Payments
              Account......................................................24
SECTION 2.4.  Distributions of Special Payments............................23
SECTION 2.5.  Designated Representatives...................................26
SECTION 2.6.  Controlling Party............................................26


                             ARTICLE III


              RECEIPT, DISTRIBUTION AND APPLICATION OF
                          AMOUNTS RECEIVED

SECTION 3.1.  Written Notice of Distribution...............................28
SECTION 3.2.  Distribution of Amounts on Deposit in the Collection Account.30
SECTION 3.3.  Distribution of Amounts on Deposit Following a Triggering
              Event........................................................32
SECTION 3.4.  Other Payments...............................................34
SECTION 3.5.  Payments to the Trustees and the Liquidity Providers.........34
SECTION 3.6.  Liquidity Facilities.........................................34


                             ARTICLE IV


                        EXERCISE OF REMEDIES

SECTION 4.1.  Directions from the Controlling Party........................40
SECTION 4.2.  Remedies Cumulative..........................................41
SECTION 4.3.  Discontinuance of Proceedings................................41
SECTION 4.4.  Right of Certificateholders to Receive Payments Not to
              Be Impaired..................................................42
SECTION 4.5.  Undertaking for Costs........................................42


                              ARTICLE V


                 DUTIES OF THE SUBORDINATION AGENT;
                    AGREEMENTS OF TRUSTEES, ETC.

SECTION 5.1.  Notice of Indenture Default or Triggering Event..............42
SECTION 5.2.  Indemnification..............................................43
SECTION 5.3.  No Duties Except as Specified in Intercreditor Agreement.....43
SECTION 5.4.  Notice from the Liquidity Providers and Trustees.............43


                             ARTICLE VI


                       THE SUBORDINATION AGENT

SECTION 6.1.  Acceptance of Trusts and Duties..............................44
SECTION 6.2.  Absence of Duties............................................44
SECTION 6.3.  No Representations or Warranties as to Documents.............44
SECTION 6.4.  No Segregation of Monies; No Interest........................44
SECTION 6.5.  Reliance; Agents; Advice of Counsel..........................44
SECTION 6.6.  Capacity in Which Acting.....................................45
SECTION 6.7.  Compensation.................................................45
SECTION 6.8.  May Become Certificateholder.................................45
SECTION 6.9.  Subordination Agent Required; Eligibility....................46
SECTION 6.10.  Money to Be Held in Trust...................................46


                             ARTICLE VII


               INDEMNIFICATION OF SUBORDINATION AGENT

SECTION 7.1.  Scope of Indemnification.....................................46


                            ARTICLE VIII


                    SUCCESSOR SUBORDINATION AGENT

SECTION 8.1.  Replacement of Subordination Agent; Appointment of
              Successor....................................................47


                             ARTICLE IX


                     SUPPLEMENTS AND AMENDMENTS

SECTION 9.1.  Amendments, Waivers, etc.....................................48
SECTION 9.2.  Subordination Agent Protected................................49
SECTION 9.3.  Effect of Supplemental Agreements............................49
SECTION 9.4.  Notice to Rating Agencies....................................49


                              ARTICLE X


                            MISCELLANEOUS

SECTION 10.1.  Termination of Intercreditor Agreement......................49
SECTION 10.2.  Intercreditor Agreement for Benefit of Trustees,
               Liquidity Providers and Subordination Agent.................50
SECTION 10.3.  Notices.....................................................50
SECTION 10.4.  Severability................................................51
SECTION 10.5.  No Oral Modifications or Continuing Waivers.................51
SECTION 10.6.  Successors and Assigns......................................51
SECTION 10.7.  Headings....................................................51
SECTION 10.8.  Counterpart Form............................................51
SECTION 10.9.  Subordination...............................................51
SECTION 10.10.  GOVERNING LAW..............................................53
SECTION 10.11.  Submission to Jurisdiction; Waiver of Jury Trial;
                Waiver of Immunity.........................................53

   Schedule 1        Indentures
   Schedule 2        Refunding Agreements

                     INTERCREDITOR AGREEMENT


                  INTERCREDITOR AGREEMENT dated as of May 20,
1996, among WILMINGTON TRUST COMPANY, a Delaware corporation ("WTC"), not in its individual capacity but solely as Trustee of each Trust (each as defined below), De NATIONALE INVESTERINGSBANK N.V., a bank organized under the laws of The Netherlands ("DNIB"), as Class A Liquidity Provider, DNIB, as Class B Liquidity Provider, DNIB, as Class C Liquidity Provider, and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent").

                  WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

                  WHEREAS, pursuant to each Indenture (i) with respect to the Boeing 737-524 Aircraft that is owned by Continental (the "Owned Aircraft"), Continental proposes to issue on a recourse basis four series of Equipment Notes, to finance such Aircraft and (ii) in the case of each of the four Boeing 757-224 Aircraft that are leased to Continental pursuant to the related Lease (the "Leased Aircraft"), the related Owner Trustee proposes to issue on a nonrecourse basis four series of Equipment Notes to refinance the current indebtedness of such Owner Trustee originally incurred to finance the purchase of the Leased Aircraft;

                  WHEREAS, pursuant to the Financing Agreements, each Trust will acquire those Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

                  WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a "Class") bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

                  WHEREAS, pursuant to the Purchase Agreement, the Initial Purchasers propose to purchase the Certificates issued by each Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto;

                  WHEREAS, each Liquidity Provider proposes to enter into a revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent, as agent for the Trustee of each Trust (other than the Class D Trust), for the benefit of the Certificateholders of such Trust; and

                  WHEREAS, it is a condition precedent to the obligations of the Initial Purchasers under the Purchase Agreement that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE I


                           DEFINITIONS

         SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

                  (3) the words "herein", "hereof" and
         "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular
         Article, Section or other subdivision; and

                  (4) the term "including" shall mean "including without limitation".

                  "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, the declaration of such amounts to be immediately due and payable. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

                  "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the greater of:

                           (A) the difference between (x) the
                  Pool Balance of such Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates, and

                           (B) the amount of the excess, if any,
                  of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

         provided that, until the date of the initial LTV
         Appraisals, clause (B) shall not apply.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

                  "Aircraft" means, with respect to each Indenture, the "Aircraft" referred to therein.

                  "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

                  "Appraised Current Market Value" of any
         Aircraft means the lower of the average and the median of the three most recent Appraisals of such Aircraft.

                   "Appraisers" means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer and Associates, Inc.

                  "Available Amount" means, with respect to any Liquidity Facility on any drawing date, an amount equal to (a) the Stated Amount of such Liquidity Facility, less (b) the amount of each Interest Drawing honored by the Liquidity Provider under such Liquidity Facility on or prior to such date which has not been reimbursed or reinstated as of such date; provided that, following a Downgrade Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

                  "Cash Collateral Account" means the Class A Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account, as applicable.

                  "Certificate" means a Class A Certificate, a
         Class B Certificate, a Class C Certificate or a Class D
         Certificate, as applicable.

                  "Certificateholder" means any holder of one or more Certificates.

                  "Class" has the meaning assigned to such term in the preliminary statements to this Agreement.

                  "Class A Cash Collateral Account" means an
         Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.6(c) or 3.6(i) shall be deposited.

                  "Class A Certificateholder" means, at any time, any holder of one or more Class A Certificates.

                  "Class A Certificates" means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing fractional undivided interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Trust Agreement.

                  "Class A Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent of the Class A Trustee, and the Class A Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class A Liquidity Provider" means DNIB, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.6(e).

                  "Class A Trust" means Continental Airlines
         1996-2A Pass Through Trust created and administered pursuant to the Class A Trust Agreement.

                  "Class A Trust Agreement" means the Pass
         Through Trust Agreement dated as of the date hereof, between Continental and the Class A Trustee, governing the creation and administration of the Class A Trust and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class A Trustee" means WTC, not in its
         individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Class B Cash Collateral Account" means an
         Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.6(c) or 3.6(i) shall be deposited.

                  "Class B Certificateholder" means, at any time, any holder of one or more Class B Certificates.

                  "Class B Certificates" means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

                  "Class B Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent of the Class B Trustee, and the Class B Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class B Liquidity Provider" means DNIB, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e).

                  "Class B Trust" means Continental Airlines
         1996-2B Pass Through Trust created and administered pursuant to the Class B Trust Agreement.

                  "Class B Trust Agreement" means the Pass
         Through Trust Agreement dated as of the date hereof, between Continental and the Class B Trustee, governing the creation and administration of the Class B Trust and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class B Trustee" means WTC, not in its
         individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Class C Cash Collateral Account" means an
         Eligible Deposit Account in the name of the Subordination Agent and maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class C Liquidity Facility pursuant to Section 3.6(c) or 3.6(i) shall be deposited.

                  "Class C Certificateholder" means, at any time, any holder of one or more Class C Certificates.

                  "Class C Certificates" means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing fractional undivided interests in the Class C Trust, and any certificates issued in exchange therefor or in replacement thereof pursuant to the terms of the Class C Trust Agreement.

                  "Class C Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent of the Class C Trustee, and the Class C Liquidity Provider and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class C Liquidity Provider" means DNIB, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class C Liquidity Facility pursuant to Section 3.6(e).

                  "Class C Trust" means Continental Airlines
         1996-2C Pass Through Trust created and administered pursuant to the Class C Trust Agreement.

                  "Class C Trust Agreement" means the Pass
         Through Trust Agreement dated as of the date hereof, between Continental and the Class C Trustee, governing the creation and administration of the Class C Trust and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class C Trustee" means WTC, not in its
         individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Class D Certificateholder" means, at any time, any holder of one or more Class D Certificates.

                  "Class D Certificates" means the certificates issued by the Class D Trust, substantially in the form of Exhibit A to the Class D Trust Agreement, and authenticated by the Class D Trustee, representing fractional undivided interests in the Class D Trust, and any certificates issued in exchange therefor or in replacement thereof pursuant to the terms of the Class D Trust Agreement.

                  "Class D Trust" means Continental Airlines
         1996-2D Pass Through Trust created and administered pursuant to the Class D Trust Agreement.

                  "Class D Trust Agreement" means the Pass
         Through Trust Agreement dated as of the date hereof, between Continental and the Class D Trustee, governing the creation and administration of the Class D Trust and the issuance of the Class D Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class D Trustee" means WTC, not in its
         individual capacity except as expressly set forth in the Class D Trust Agreement, but solely as trustee under the Class D Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Closing Date" means May 20, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

                  "Continental" means Continental Airlines, Inc., a Delaware corporation, and its successors and assigns.

                  "Continental Bankruptcy Event" means the occurrence and continuation of any of the following:

                           (a) Continental shall consent to the
                  appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or Continental shall admit in writing its inability to pay it debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Continental shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Continental in any such case, or Continental shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or Continental shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or Continental's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

                           (b) an order, judgment or decree shall
                  be entered by any court of competent
                  jurisdiction appointing, without the consent of Continental, a receiver, trustee or liquidator of Continental or of any substantial part of its property, or any substantial part of the property of Continental shall be sequestered, or granting any other relief in respect of Continental as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; and

                           (c) a petition against Continental in
                  a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Continental, any court of competent jurisdiction assumes jurisdiction, custody or control of Continental or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

                  "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

                  "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan
         Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

                  "Current Distribution Date" means a
         Distribution Date specified as a reference date for calculating the Expected Distributions or the Adjusted
         Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

                  "Designated  Representatives" means the Trustee
         Representatives and the LP Representatives identified under Section 2.5.

                  "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

                  "DNIB" has the meaning assigned to such term in the recital of parties to this Agreement.

                  "Dollars" means United States dollars.

                  "Downgrade Drawing" has the meaning assigned to such term in Section 3.6(c).

                  "Downgraded Facility" has the meaning assigned to such term in Section 3.6(c).

                  "Drawing" means an Interest Drawing, a Final Drawing or a Downgrade Drawing, as the case may be.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account; and provided further that no Cash Collateral Account may be maintained with a Liquidity Provider at any time Continental holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Collateral Account with the Liquidity Provider will not result in a withdrawal or downgrading of the ratings of the Certificates.

                  "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent; provided that a Liquidity Provider shall not qualify as an Eligible Institution at any time Continental holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency to the effect that such Liquidity Provider's status as an Eligible Institution will not result in a withdrawal or downgrading of the ratings of the Certificates.

                  "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and S&P of at least A-1 and P-1, respectively, having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that (1) any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in (a), (b) and (c) above mature no later than the Business Day immediately preceding the next Regular Distribution Date; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clauses (b) or (c) above which is issued or guaranteed by a Liquidity Provider or Continental or any of their respective Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment at any time Continental holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency that the making of such investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

                  "Equipment Notes" means, at any time, the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

                  "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates. For purposes of calculating Expected Distributions, any premium paid on the Equipment Notes held in any Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

                  "Fee Letter" means the Fee Letter dated May 20,
         1996, between DNIB and the Subordination Agent with respect to the Liquidity Facilities.

                  "Final Drawing" has the meaning assigned to such term in
         Section 3.6(i).

                  "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions, any premium paid on the Equipment Notes held in any Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

                  "Final Maturity Date" means (i) in the case of the Class A Certificates, the Class B Certificates and the Class C Certificates, January 2, 2016 and (ii) in the case of the Class D Certificates, April 2, 2008.

                  "Financing Agreement" means each of the Refunding Agreements and the Note Purchase Agreement.

                  "Indenture" means each of the four Amended and Restated Trust Indentures and Mortgages and the Trust Indenture and Mortgage listed on Schedule 1 hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Indenture Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

                  "Initial Purchasers" means Morgan Stanley & Co.
         Incorporated, CS First Boston Corporation, and Fieldstone FPCG Services, L.P.

                  "Interest Drawing" has the meaning assigned to such term in Section 3.6(a).

                  "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

                  "Lease" means, with respect to each Indenture pertaining to a Leased Aircraft, the "Lease" referred to therein.

                  "Leased Aircraft" has the meaning assigned to such term in the preliminary statements to this Agreement.

                  "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

                  "Liquidity Event of Default," with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

                  "Liquidity Expenses" means all Liquidity
         Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

                  "Liquidity Facility" means, at any time, the Class A Liquidity Facility, the Class B Liquidity
         Facility or the Class C Liquidity Facility, as applicable.

                  "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities, Section 10.1 of the Participation Agreements, the Fee Letter, Sections 9 and 10.1 of the Note Purchase Agreement and
         Section 11 of the Refunding Agreements.

                  "Liquidity Provider" means, at any time, the Class A Liquidity Provider, the Class B Liquidity
         Provider or the Class C Liquidity Provider, as applicable.

                  "Loan Trustee" means, with respect to any Indenture, the loan trustee thereunder.

                  "LP Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b).

                  "LP Representatives" has the meaning assigned to such term in Section 2.5(b).

                  "LTV Appraisals" has the meaning assigned to such term in Section 4.1(a).

                  "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                  "LTV Ratio" means for the Class A Certificates
         35.0%, for the Class B Certificates 50.0%, for the Class
         C Certificates 65.0% and for the Class D Certificates
         72.9%.

                  "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Non-Controlling Party" means, at any time, any
         Trustee  or   Liquidity   Provider   which  is  not  the
         Controlling Party at such time.

                  "Non-Performing Equipment Note" means an
         Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

                  "Note Purchase Agreement" means the Note
         Purchase Agreement dated as of the date hereof, among Continental, the Loan Trustee, the Class A Trustee, the Class B Trustee, the Class C Trustee and the Class D Trustee.

                  "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

                  "Operative Agreements" means this Agreement, the Liquidity Facilities, the Indentures, the Trust Agreements, the Purchase Agreement, the Financing Agreements, the Leases, the Participation Agreements, the Fee Letter, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

                  "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

                           (i)  Certificates of such Class theretofore
                  canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

                           (ii) Certificates of such Class for
                  which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in
                  Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

                           (iii) Certificates of such Class in
                  exchange for or in lieu of which other
                  Certificates have been authenticated and delivered pursuant to such Trust Agreement;

         provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by Continental or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Continental or any of its Affiliates.

                  "Overdue Scheduled Payment" means any Scheduled
         Payment which is not in fact received by the Subordination Agent within five days after the Scheduled
         Payment Date relating thereto.

                  "Owned Aircraft" has the meaning assigned to such term in the preliminary statements of this Agreement.

                  "Owner Trustee" means, with respect to any Indenture pertaining to an Aircraft that is a Boeing 757-224 aircraft, the Owner Trustee (as defined therein) not in its individual capacity but solely as trustee under the related owner trust agreement, together with any successor trustee appointed pursuant to such owner trust agreement.

                  "Participation Agreements" mean, with respect to each Indenture pertaining to an Aircraft that is a Boeing 757-224 aircraft, the "Participation Agreement" referred to therein.

                  "Performing Equipment Note" means an Equipment
         Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing; provided that in the event of a bankruptcy proceeding involving Continental under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Continental does not agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Indenture (in the case of the Owned Aircraft) and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

                  "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing
         Equipment Notes.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such date.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PTC Event of Default" means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless, in the case of the Class A, Class B or Class C Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

                  "Purchase Agreement" means the Purchase
         Agreement dated May 9, 1996, among the Initial
         Purchasers and Continental, relating to the purchase of the Certificates by the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's and Standard & Poor's.

                  "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

                  "Refunding Agreements" means each of the Refunding Agreements listed on Schedule 2 hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the
         Registration Rights Agreement dated as of the date hereof, among the Initial Purchasers, the Trustees and Continental, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Regular Distribution Dates" means, each
         January 2, April 2, July 2 and October 2, commencing on July 2, 1996; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

                  "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement issued by a Replacement Liquidity Provider in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for each Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the Required Amount for such Liquidity Facility and issued by a Replacement Liquidity Provider having short-term unsecured debt ratings issued by each Rating Agency which are equal to or higher than the Threshold Rating.

                  "Replacement Liquidity Provider" means a Person having short-term unsecured debt ratings issued by each Rating Agency which are equal to or higher than the Threshold Rating.

                  "Required Amount" means, with respect to each Liquidity Facility, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the six successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future payments of principal on such Class of Certificates.

                  "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarly with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer in the aerospace department of such Liquidity Provider, or, if none, any other authorized officer of such Liquidity Provider.

                  "Scheduled Payment" means, with respect to any Equipment Note, (i) any payment of principal and interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                  "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled
         Payment is scheduled to be made.

                  "Series A Equipment Notes" means the 7.75%
         Series A Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Continental, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Series B Equipment Notes" means the 8.56%
         Series B Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Continental, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Series C Equipment Notes" means the 10.22%
         Series C Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Continental, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Series D Equipment Notes" means the 11.50%
         Series D Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Continental, as the case may be and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Special Distribution Date" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

                  "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture).

                  "Special Payments Account" means the Eligible
         Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

                  "Standard & Poor's" means Standard & Poor's
         Rating Group, a division of McGraw-Hill Inc.

                  "Stated Amount" with respect to any Liquidity
         Facility, means the Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

                  "Stated Interest Rate" means (i) with respect to the Class A Certificates, 7.75% per annum, (ii) with respect to the Class B Certificates, 8.56% per annum,
         (iii) with respect to the Class C Certificates, 10.22% per annum, and (iv) with respect to the Class D Certificates, 11.50% per annum, and in each case, plus an additional margin equal to 0.50% per annum, from and including January 2, 1997, in the event no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 180th day after the Closing Date (provided that any such additional margin shall cease to be in effect from and including the date on which such Registration Event occurs); provided that if the Shelf Registration Statement (as defined in the Registration Rights Agreement) ceases to be effective at any time during the period specified by Section 2(b) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Stated Interest Rate shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

                  "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

                  "Termination Notice" with respect to any Liquidity Facility has the meaning assigned to such term in such Liquidity Facility.

                  "Threshold Rating" means the short-term
         unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's (provided that, so long as DNIB is the Liquidity Provider and does not have a published short-term unsecured debt rating issued by Standard & Poor's, the Threshold Rating with respect to Standard & Poor's shall be its long-term unsecured debt rating of AA-).

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes or (z) the occurrence of a Continental Bankruptcy Event.

                  "Trust" means any of the Class A Trust, the Class B Trust, the Class C Trust or the Class D Trust.

                  "Trust Accounts" has the meaning assigned to such term in
         Section 2.2(a).

                  "Trust Agreement" means any of the Class A Trust Agreement, Class B Trust Agreement, Class C Trust
         Agreement  or  Class D Trust Agreement.

                  "Trustee" means any of the Class A Trustee, the Class B Trustee, the Class C Trustee or the Class D
         Trustee.

                  "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

                  "Trustee Representatives" has the meaning assigned to such term in Section 2.5(a).

                  "Written Notice" means, from (i) any Trustee or Liquidity Provider, a written instrument executed by the Designated Representative of such Person, and (ii) the Subordination Agent, a written instrument executed by a Person designated in the Officer's Certificate of the Subordination Agent delivered on the Closing Date. An invoice delivered by a Liquidity Provider pursuant to
         Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

                  "WTC" has the meaning assigned to such term in the recital of parties to this Agreement.


                            ARTICLE II


                TRUST ACCOUNTS; CONTROLLING PARTY

                 SECTION 2.1. Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby acknowledges and agrees to the terms of subordination set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent, as nominee of such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

                (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments, payments under Section 10.1 of the Participation Agreements or payments under Section 10.1 of the Note Purchase Agreement, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and that none of the Trustees, Owner Trustees, Loan Trustees, Owner Participants nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Owner Trustees and the Loan Trustees) as expressly provided in any Operative Agreement.

                  SECTION 2.2. Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers and (ii) as a sub-account in the Collection Account, the Special Payments
Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Accounts shall, together with the Collection
Account, constitute the "Trust Accounts" hereunder.

                  (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment; provided, however, that following the making of a Downgrade Drawing, the Subordination Agent shall invest and reinvest such amounts at the direction of Continental; provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the principal amount of such investment is to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as WTC is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

                  SECTION 2.3. Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it.

                  (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

                  SECTION 2.4. Distributions of Special
Payments. (a) Notice of Special Payment. Upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled
Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee a Written Notice of such amount. Such
Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be a
Business Day which follows the later to occur of (x) the 20th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment.

                  (b) Redemptions and Purchases of Equipment
Notes. So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase (including, without limitation, a purchase resulting from a sale of the Equipment Notes permitted by Article IV hereof) of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

                  first, such amount as shall be required to pay
         (A) all accrued and unpaid Liquidity Expenses then in arrears plus (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears to such Special Payment Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Payment Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

                  second, such amount as shall be required to pay
         (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations (including interest accrued on any Interest Drawing or any Applied Downgrade Drawing (as defined in any Liquidity Facility)) plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Payment Date (at the rate provided in the applicable Liquidity Facility) multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Payment Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider;

                  third, such amount as shall be required (A) to pay or reimburse the Liquidity Providers in an amount equal to the amount of any unreimbursed Interest Drawings under the Liquidity Facilities shall be distributed to the Liquidity Providers or (B) if applicable, to replenish the Cash Collateral Accounts up to their respective Required Amounts shall be deposited in the Cash Collateral Accounts, in each such case, pari passu on the basis of the amounts of such unreimbursed Interest Drawings and/or deficiencies;

                  fourth, such amount as shall be required to pay in full Expected Distributions to the holders of Class A
         Certificates on such Special Distribution Date shall be distributed to the Class A Trustee;

                  fifth, such amount as shall be required to pay in full Expected Distributions to the holders of Class B
         Certificates on such Special Distribution Date shall be distributed to the Class B Trustee;

                  sixth, such amount as shall be required to pay in full Expected Distributions to the holders of Class C
         Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;

                  seventh, such amount as shall be required to pay in full Expected Distributions to the holders of Class D Certificates on such Special Distribution Date shall be distributed to the Class D Trustee; and

                  eighth, the balance, if any, of such Special
         Payment shall be transferred to the Collection Account for distribution in accordance with Section 3.2 hereof.

                  (c) Other Special Payments. Any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.4(b) shall be distributed on the Special Distribution Date therefor in accordance with Article
III hereof.

                  (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b) or
(c) shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

                  SECTION 2.5. Designated Representatives. (a) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

                  (b) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP Incumbency Certificate") of any authorized officer in the aerospace department or any other authorized signatory of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP Representatives" and, together with the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

                  SECTION 2.6. Controlling Party. (a) The Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed (i) in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees), and (ii) after the occurrence and during the continuance of an Indenture Default thereunder (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the applicable Owner Trustee or the applicable
Owner Participant, if applicable, pursuant to Section 4.03 of such Indenture), in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling
Party.

                  (b) The Person who shall be the "Controlling
Party" with respect to any Indenture shall be: (w) the Class A Trustee; (x) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (y) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and (z) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party.

                  The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

                  (c) Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (i) the date on which the entire Available Amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing) and remain unreimbursed, and (ii) the date on which all Equipment Notes shall have been Accelerated, the Liquidity Provider shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period. If there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations payable to it under the Liquidity Facilities shall have such right.

                  (d) The exercise of remedies by the Controlling
Party under this Agreement shall be expressly limited by Section
4.1(a)(ii) hereof.

                  (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.


                           ARTICLE III


             RECEIPT, DISTRIBUTION AND APPLICATION OF
                         AMOUNTS RECEIVED

                  SECTION  3.1. Written  Notice of Distribution.
(a) No later  than 3:00 P.M.  (New York City time) on the  Business  Day
immediately   preceding  each  Distribution  Date,  each  of  the
following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

                  (i) With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause "fourth" of
         Section 3.2 hereof;

                  (ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause "fifth" of
         Section 3.2 hereof;

                  (iii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause "sixth" of
         Section 3.2 hereof;

                  (iv) With respect to the Class D Certificates, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clause "seventh" of Section 3.2 hereof;

                  (v) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second" and "third" of Section 3.2 hereof; and

                  (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "eighth" of Section
         3.2 hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

                  (b) Following the occurrence of a Triggering
Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

                  (i) With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class A Certificateholders pursuant to subclause (iii) of clause "first" of Section 3.3(a) hereof) and "sixth" of Section 3.3(a) hereof;

                  (ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class B Certificateholders pursuant to subclause (iii) of clause "first" of Section 3.3(a) hereof) and "seventh" of
         Section 3.3(a) hereof;

                  (iii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class C Certificateholders pursuant to subclause (iii) of clause "first" of Section 3.3(a) hereof) and "eighth" of
         Section 3.3(a) hereof;

                  (iv) With respect to the Class D Certificates, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class D Certificateholders pursuant to subclause (iii) of clause "first" of Section 3.3(a) hereof) and "ninth" of Section 3.3(a) hereof;

                  (v) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iii) of clause "first" of Section 3.3(a) hereof and clauses "second, "third" and "fourth" of
         Section 3.3(a) hereof; and

                  (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "fifth" of Section
         3.3(a) hereof.

                  (c) At such time as a Trustee or a Liquidity
Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.3 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

                  (d) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee or any Liquidity Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

                  (e) Any Written Notice delivered by a Trustee or a Liquidity Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, if made prior to 10:00 A.M. (New York City time) shall be effective on the date delivered (or if delivered later shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

                  (f) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraphs (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 or 3.3(a) hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "ninth" of Section 3.2 and clauses "first" through "tenth" of Section 3.3(a) to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

                  (g) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

                  SECTION 3.2. Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Distribution Date in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to
Section 3.1(a) hereof:

                  first, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

                  second, such amount as shall be required to pay in full the aggregate amount of interest accrued on all Liquidity Obligations (at the rate provided in the applicable Liquidity Facility) shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider;

                  third, such amount as shall be required (A) to pay or reimburse the Liquidity Providers in an amount equal to the amount of all Liquidity Obligations then due (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2) shall be distributed to the Liquidity Providers, and (B) if applicable, to replenish the Cash Collateral Accounts up to their respective Required Amounts shall be deposited in the Cash Collateral Accounts, in each such case, pari passu on the basis of the amounts of such unreimbursed Liquidity Obligations and/or deficiencies;

                  fourth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

                  fifth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

                  sixth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee;

                  seventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D Certificates on such Distribution Date shall be distributed to the Class D Trustee;

                  eighth, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee; and

                  ninth, the balance, if any, of any such payment remaining thereafter shall be held in the Collection Account for later distribution in accordance with this
         Article III or, if Final Distributions have been made on all Classes of Certificates and all other amounts due hereunder have been paid, such balance shall be distributed to the Owner Trustees or Continental or both, as the case may be, pro rata based on the amounts of such funds paid by such Owner Trustees or Continental or both, as the case may be.

                  SECTION 3.3. Distribution of Amounts on Deposit Following a Triggering Event. (a) Except as otherwise provided in Sections 3.1(f) and 3.6(b) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

                  first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Trust Indenture Estate, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee and (iii) any Liquidity Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through
         (iii) above;

                  second, such amount remaining as shall be required to pay all accrued and unpaid Liquidity
         Expenses shall be distributed to each Liquidity Provider pari passu on the basis of the amount of Liquidity
         Expenses owed to each Liquidity Provider;

                  third, such amount remaining as shall be required to pay accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities shall be distributed to each Liquidity Provider pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider;

                  fourth, such amount remaining as shall be required (A) to pay in full the outstanding amount of all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3(a)) shall be distributed to each Liquidity Provider, and/or (B) if applicable, so long as no Performing Note Deficiency exists, to replenish the Cash Collateral Accounts up to their respective Required Amounts shall be deposited in the Cash Collateral Accounts, in each case, pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider and/or such deficiencies;

                  fifth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

                  sixth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class A Certificates shall be distributed to the Class A Trustee;

                  seventh, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class B Certificates shall be distributed to the Class B Trustee;

                  eighth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee;

                  ninth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class D Certificates shall be distributed to the Class D Trustee; and

                  tenth, the balance, if any, of such funds remaining thereafter shall be distributed to the Owner Trustees or Continental or both, as the case may be, pro rata based on the amounts of such funds paid by such Owner Trustees or Continental or both, as the case may be.

                  (b)      [Intentionally omitted]

                  SECTION 3.4. Other Payments. Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.3(a) hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the following order of priority: first, in the manner provided in clause "first" of Section 3.3(a) hereof and second, in the manner provided in clause "tenth" of Section 3.3(a) hereof.

                  SECTION 3.5. Payments to the Trustees and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer funds at the address such Trustee shall provide to the Subordination Agent.

                  SECTION 3.6. Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Certificates, the Class B Certificates or the Class C Certificates (at the
Stated Interest Rate for such Class of Certificates), then, prior to 12:00 noon (New York City time) on the Business Day following such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Certificates) and (ii) the Available Amount under such Liquidity Facility, and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

                  (b) Application of Interest Drawings.
Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account, and payable in each case to the Class A Certificateholders, shall be promptly distributed to the Class A Trustee, (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Certificateholders, shall be promptly distributed to the Class B Trustee and (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class C Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class C Cash Collateral Account, and payable in each case to the Class C Certificateholders, shall be promptly distributed to the Class C Trustee.

                  (c) Downgrade Drawings. If at any time the short-term unsecured debt rating of any Liquidity Provider issued by either Rating Agency (or, if DNIB is such Liquidity Provider and does not have a published short-term unsecured debt rating issued by Standard & Poor's, with respect to Standard & Poor's only, the long-term unsecured debt rating of DNIB issued by Standard & Poor's) is lower than the Threshold Rating, within 10 days after receiving notice of such downgrading (but not later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (the "Downgraded Facility")), such Liquidity Provider or Continental may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility) request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. The Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Liquidity Provider.

                  (d)      [Intentionally omitted.]

                  (e) Issuance of Replacement Liquidity Facility. At any time, Continental may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility for any Class of Certificates with cause or without cause, provided that if DNIB is the Liquidity Provider being replaced,
(i) it shall be replaced with respect to all three Liquidity Facilities, (ii) DNIB shall not be replaced prior to the fifth anniversary of the Closing Date except for cause or for its ceasing to meet the Threshold Ratings and (iii) if DNIB is replaced after the fifth anniversary of the Closing Date but prior to the tenth anniversary of the Closing Date other than for cause or for its ceasing to meet the Threshold Ratings, the Subordination Agent shall pay a replacement fee to DNIB in an amount equal to 0.30% of the then current Required Amount under each Liquidity Facility; and provided further that if such Replacement Liquidity Facility is arranged by DNIB after a Downgrade Drawing has been made, DNIB shall be entitled to require Continental to waive its right (and Continental hereby agrees so to waive its right) to replace such Replacement Liquidity Provider unless Continental shall simultaneously replace such Replacement Liquidity Provider with respect to each other Liquidity Facility as to which it serves as Liquidity Provider. For purposes of this Section 3.6(e), "with cause" and "for cause" means a failure by DNIB to perform any agreement, covenant or condition required to be performed by it under any Liquidity Facility or a failure by DNIB to perform any material agreement, covenant or condition required to be performed by it hereunder. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced. No such Replacement Liquidity Facility executed in connection therewith shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements, unless and until (i) the Liquidity Provider being replaced shall have satisfied each of the conditions referred to in the immediately following paragraph and (ii) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Certificateholders, the Class B Certificateholders or the Class C Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility.

                  In connection with the issuance of each
Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.6(c) hereof), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment may be made as provided in clause (vii) of Section 3.6(f) hereof pursuant to a drawing under the Replacement Liquidity Facility, or otherwise) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider. Upon satisfaction of the conditions set forth in this Section 3.6(e), (i) the replaced Liquidity Facility shall terminate and (ii) such Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

                  (f) Cash Collateral Accounts; Withdrawals;
Investments. In the event the Subordination Agent shall draw all available amounts under the Class A Liquidity Facility, the Class B Liquidity Facility or the Class C Liquidity Facility pursuant to Section 3.6(c) or 3.6(i) hereof, amounts so drawn shall be deposited by the Subordination Agent in the Class A Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account, respectively. Amounts so deposited shall be invested in Eligible Investments in accordance with Section 2.2(b) hereof. Investment Earnings on amounts on deposit in the Cash Collateral Accounts after any drawings under
Section 3.6(c) or 3.6(i) hereof shall be deposited in the Collection Account prior to giving effect to the distributions below on each Distribution Date commencing on the first Distribution Date after any such drawing. The Subordination Agent shall deliver a written statement to Continental and the Liquidity Provider one day prior to each Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows:

                  (i) on each Distribution Date, the
         Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class A Certificates (at the Stated Interest Rate for the Class A Certificates) from any other source, withdraw from the Class A Cash Collateral Account, and pay to the Class A Trustee an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Certificates) on such Class A Certificates and (y) the amount on deposit in the Class A Cash Collateral Account;

                  (ii) on each Distribution Date, the
         Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates) from any other source, withdraw from the Class B Cash Collateral Account, and pay to the Class B Trustee an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) on such Class B Certificates and (y) the amount on deposit in the Class B Cash Collateral Account;

                  (iii) on each Distribution Date, the
         Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class C Certificates (at the Stated Interest Rate for the Class C Certificates) from any other source, withdraw from the Class C Cash Collateral Account, and pay to the Class C Trustee an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class C Certificates) on such Class C Certificates and (y) the amount on deposit in the Class C Cash Collateral Account;

                  (iv) on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to
         Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class A Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in such account over the Required Amount (with respect to the Class A Liquidity Facility) and shall first, pay such amount to the Class A Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

                  (v) on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to
         Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class B Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in such account over the Required Amount (with respect to the Class B Liquidity Facility) and shall first, pay such amount to the Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

                  (vi) on each date on which the Pool Balance of the Class C Trust shall have been reduced by payments made of the Class C Certificateholders pursuant to
         Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class C Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in such account over the Required Amount (with respect to the Class C Liquidity Facility) and shall first, pay such amount to the Class C Liquidity Provider until the Liquidity Obligations (with respect to the Class C Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

                  (vii) if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

                  (viii) following the payment of Final
         Distributions with respect to any Class of Certificates (other than the Class D Certificates), on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account in respect of such Class of Certificates and shall deposit such amount in the Collection Account.

                  (g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Required Amount; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) a Performing Note Deficiency exists. In the event that at any time prior to both the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency funds are withdrawn from any Cash Collateral Account pursuant to clauses (i), (ii) or
(iii) of Section 3.6(f) hereof, then funds received by the Subordination Agent prior to both the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency shall be deposited in such Cash Collateral Account as provided in clause "third" of Section 3.2 or clause "fourth" of
Section 3.3(a), as applicable, and applied in accordance with
Section 3.6(f) hereof.

                  (h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

                  (i) Final Drawing upon Termination Notice. Upon receipt from a Liquidity Provider of a Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with and to the extent permitted by the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

                  (j) Reduction of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is reduced as a result of a distribution to the Certificateholders of such Class of Certificates, the Subordination Agent shall, if such Liquidity Facility provides for reductions of the Stated Amount of such Liquidity Facility and if such reductions are not automatic, request the Liquidity Provider for such Class of Certificates to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Liquidity Facility.

                  (k) Relation to Subordination Provisions.
Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 3.2, 3.3 and 3.6(h) hereof.


                            ARTICLE IV


                       EXERCISE OF REMEDIES

           SECTION 4.1. Directions from the Controlling
Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of declaring all of the unpaid principal amount of such Equipment Notes and accrued interest thereon to be due and payable under, and in accordance with, the provisions of such Indenture. Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures with respect to the Leased Aircraft to purchase the Equipment Notes and the provisions of the next paragraph, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

                  (ii) Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures with respect to Leased Aircraft to purchase the Equipment Notes, and notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of a Continental Bankruptcy Event, without the consent of each Trustee, (A) no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (B) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued pursuant to such Indenture as the discount rate.

                  (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to the Aircraft subject to such Indenture.

                  (iv) After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals with respect to all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

                  (b) The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft.

                  SECTION 4.2. Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Provider, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, the Controlling
Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

                  SECTION 4.3. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such proceedings, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceedings had been instituted.

                  SECTION 4.4. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 2.4, 3.2 or 3.3 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

                  SECTION 4.5. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against any Controlling Party or the Subordination
Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.


                            ARTICLE V

                DUTIES OF THE SUBORDINATION AGENT;
                   AGREEMENTS OF TRUSTEES, ETC.

                  SECTION 5.1. Notice of Indenture Default or
Triggering Event. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail to the Rating Agencies, the Liquidity Providers and the Trustees notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more Liquidity Providers or one or more Certificateholders.

                  (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider and Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

                  SECTION 5.2. Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or
Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense
(including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination
Agent shall not be required to take any action under Section 5.1
(other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

                  SECTION 5.3. No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other
Operative Agreement.

                  SECTION 5.4. Notice from the Liquidity
Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers and Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.


                            ARTICLE VI

                     THE SUBORDINATION AGENT

                  SECTION 6.1. Acceptance of Trusts and
Duties. WTC hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof.
The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) as provided in Section 2.2 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination
Agent made in its individual capacity in any Operative Agreement.
The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination
Agent was negligent in ascertaining the pertinent facts.

                  SECTION 6.2. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

                  SECTION 6.3. No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

                  SECTION 6.4. No Segregation of Monies; No
Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Liquidity Provider as provided in Articles II and III hereof need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination
Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

                  SECTION 6.5. Reliance; Agents; Advice of
Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool
Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination
Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and each of the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

                  SECTION 6.6. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

                  SECTION 6.7. Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The
Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

                  SECTION 6.8. May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

                  SECTION 6.9. Subordination Agent Required;
Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

                  SECTION 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.


                           ARTICLE VII


              INDEMNIFICATION OF SUBORDINATION AGENT

                  SECTION 7.1. Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 10.1 of the Participation Agreements and Section 10.1 of the Note Purchase Agreement. The indemnities contained in
Section 10.1 of such agreements shall survive the termination of this Agreement.


                           ARTICLE VIII


                  SUCCESSOR SUBORDINATION AGENT

                  SECTION 8.1. Replacement of Subordination
Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

                  (1)      the Subordination Agent fails to comply with
         Section 6.9 hereof;

                  (2) the Subordination Agent is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

                  (4) the Subordination Agent otherwise becomes incapable of acting.

                  If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination
Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor
Subordination Agent.

                  A successor Subordination Agent shall deliver a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

                  If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

                  If the Subordination Agent fails to comply with
Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor
Subordination Agent.

                  Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.


                            ARTICLE IX


                    SUPPLEMENTS AND AMENDMENTS

                  SECTION 9.1. Amendments, Waivers, etc. (a)
This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee if such supplement or amendment cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity
Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) modify Section
2.4, 3.2 or 3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment
Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates.

                  (b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the Lease, Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing, the Subordination Agent shall request instructions from the applicable Trustee(s) and the consent of the Liquidity Provider (which consent shall not be unreasonably withheld or delayed) and shall vote or consent in accordance with the vote of such Trustee(s) and the instructions of the Liquidity Provider and (ii) if any Indenture Default (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to
Section 4.03 of such Indenture shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Section 4.1 hereof.

                  SECTION 9.2. Subordination Agent
Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

                  SECTION 9.3. Effect of Supplemental
Agreements. Upon the execution of any amendment or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

                  SECTION 9.4. Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.


                            ARTICLE X


                          MISCELLANEOUS

                  SECTION 10.1. Termination of Intercreditor
Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity
Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                  SECTION 10.2. Intercreditor Agreement for
Benefit of Trustees, Liquidity Providers and Subordination
Agent. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  SECTION 10.3. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

                  (i) if to the Subordination Agent, addressed to at its office at:

                           WILMINGTON TRUST COMPANY
                           One Rodney Square
                           1100 N. Market Street
                           Wilmington, DE  19890-0001
                           Attention:  Corporate Trust Trustee Administration
                           Telecopy:  (302) 651-8882

                  (ii)     if to any Trustee, addressed to it at its office at:

                           WILMINGTON TRUST COMPANY
                           One Rodney Square
                           1100 N. Market Street
                           Wilmington, DE  19890-0001
                           Attention:  Corporate Trust Trustee Administration
                           Telecopy:  (302) 651-8882

                  (iii) if to any Liquidity Provider, addressed to it at its office at:

                           De NATIONALE INVESTERINGSBANK N.V.
                           4 Carnegieplein
                           P.O. Box 380
                           2501 BH The Hague
                           The Netherlands
                           Attention:  Aerospace Department
                           Telecopy:  011-31-70-365-10-71

Whenever any notice in writing is required to be given by any Trustee or Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid or by courier service or is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

                  SECTION 10.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 10.5. No Oral Modifications or
Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                  SECTION 10.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided.

                  SECTION 10.7. Headings. The headings
of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 10.8. Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

                  SECTION 10.9. Subordination. (a) As between the Liquidity Providers, on the one hand, and the Trustees and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of Section 510 of the United
States Bankruptcy Code, as amended from time to time.

                  (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

                  (c) If any Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

                  (d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations are not so secured. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

                  (e) Each of the Trustees (on behalf of
themselves and the holders of Certificates), the Liquidity
Providers and the Subordination Agent may take any of the following actions without impairing its rights under this
Agreement:

                  (i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations,

                  (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity
         Providers, any of the Liquidity Obligations,

                  (iii)    renew, extend, increase, alter or
         exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

                  (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

                  (v) take any other action which might discharge a subordinated party or a surety under applicable law;

         provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

                 SECTION 10.10. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  SECTION 10.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally:

                           (i) submits for itself and its
                  property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                           (ii) consents that any such action or
                  proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (iii) agrees that service of process
                  in any such action or proceeding may be
                  effected by mailing a copy thereof by
                  registered or certified mail (or any
                  substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

                           (iv) agrees that nothing herein shall
                  affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgement entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                 WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but
                                     solely as Trustee for each of the Trusts


                                 By _________________________________
                                    Name:
                                    Title:


                                 De NATIONALE INVESTERINGSBANK N.V.,
                                     as Class A Liquidity Provider,


                                 By _________________________________
                                    Name:
                                    Title:

                                 By __________________________________
                                    Name:
                                    Title:


                                 De NATIONALE INVESTERINGSBANK N.V.,
                                     as Class B Liquidity Provider,


                                 By _________________________________
                                    Name:
                                    Title:

                                 By __________________________________
                                    Name:
                                    Title:



                                 De NATIONALE INVESTERINGSBANK N.V.,
                                     as Class C Liquidity Provider,


                                 By _________________________________
                                    Name:
                                    Title:


                                 By __________________________________
                                    Name:
                                    Title:


                                 WILMINGTON TRUST COMPANY,
                                     not in its individual capacity except
                                     as expressly set forth herein but
                                     solely as Subordination Agent and trustee


                                 By __________________________________
                                    Name:
                                    Title:

                                                    SCHEDULE 1 TO
                                                    INTERCREDITOR AGREEMENT
                                                    -----------------------


                            Indentures
                            ----------


1. Amended and Restated Trust Indenture and Mortgage 114, dated as of May 20, 1996, between Wilmington Trust Company, as Loan Trustee (the "Loan Trustee"), and First Security Bank of Utah, National Association, as Owner Trustee (the "Owner Trustee").

2. Amended and Restated Trust Indenture and Mortgage 115, dated as of May 20, 1996, between the Loan Trustee and the Owner
Trustee.

3. Amended and Restated Trust Indenture and Mortgage 116, dated as of May 20, 1996, between the Loan Trustee and the Owner
Trustee.

4. Amended and Restated Trust Indenture and Mortgage 117, dated as of May 20, 1996, between the Loan Trustee and the Owner
Trustee.

5. Trust Indenture and Mortgage 637, dated as of May 20,
1996, between the Loan Trustee and Continental Airlines, Inc.

                                                       SCHEDULE 2 TO

                                                       INTERCREDITOR AGREEMENT
                                                       -----------------------


                       Refunding Agreements
                       --------------------


1. Refunding Agreement 114, dated as of May 20, 1996, among Continental Airlines, Inc. ("Continental"), Gaucho-2 Inc. ("Gaucho"), as Owner Participant, First Security Bank of Utah, National Association ("FSB"), Fleet National Bank, as Original Pass Through Trustee and Loan Participant ("Fleet"), Rolls-Royce PLC, and Wilmington Trust Company, as Pass Through Trustee, Subordination Agent and Loan Trustee ("Wilmington").

2. Refunding Agreement 115, dated as of May 20, 1996, among
Continental, Gaucho, FSB, Fleet, Rolls-Royce PLC and Wilmington.

3. Refunding Agreement 116, dated as of May 20, 1996, among
Continental, Gaucho, FSB, The Boeing Company and Wilmington.

4  Refunding Agreement 117, dated as of May 20, 1996, among
Continental, Gaucho, FSB, The Boeing Company and Wilmington.